EXHIBIT 21
SYBASE, INC. SUBSIDIARIES
(AS OF DECEMBER 31, 2006)

COMPANY NAME	JURISDICTION OF FORMATION

Sybase Argentina, S.A.	Argentina
Sybase Australia Pty Limited	Australia
Sybase 365 Pty Limited	Australia
Sybase 365 (Brasil) Servicos De Comunicacão Ltda	Brazil
Sybase 365 Ltd.	British Virgin Islands
Sybase BVBA/SPRL	Belgium
Sybase Brasil Software Limitada	Brazil
Sybase Canada Limited	Canada
iAnywhere Solutions Canada Limited	Canada
Sybase Software (China) Co., Ltd.	China
Ruan Lian Technologies (Beijing) Co., Ltd. (WFOE)	China
Beijing Zhang Zhong Hu Dong Information Technology Co., Ltd.	China
Sybase (Cyprus) Limited	Cyprus
Sybase ApS	Denmark
Mobile Finland Ltd.	Finland
Mobile 365 SAS	France
MW Holding SAS	France
Mobile 365 Operator Services SAS	France
Sybase France S.a.r.l.	France
Solonde Solutions on demand AG	Germany
Sybase GmbH	Germany
Mobile 365 GmbH	Germany
SLI Consulting Limited	Hong Kong
Sybase Hong Kong Limited	Hong Kong
Mobile 365 Limited	Hong Kong
Sybase India, Ltd.	India
Sybase (India) Private Limited	India
Sybase Software (India) Private Limited	India
Mobile 365 (India) Privated Limited	India
P.T. Sybase Informatindo Indonesia	Indonesia
PT Mobile 365 Indonesia	Indonesia
Sybase Italia S.r.l.	Italy
Sybase 365 S.r.l.	Italy
iAnywhere Solutions KK	Japan
Sybase KK	Japan
Sybase Korea, Ltd.	Korea
Sybase Europe Luxembourg S.a.r.l.	Luxembourg
Sybase Luxembourg S.a.r.l.	Luxembourg
SLI Consulting Sdn Bhd	Malaysia
Sybase Software (Malaysia) Sdn Bhd	Malaysia
Mobile 365 Asia Sdn. Bhd.	Malaysia
Mobile 365 Pte. Ltd., Malaysia Branch	Malaysia
Sybase de Mexico, S. de R.L. de C.V.	Mexico
Sybase Europe B.V.	Netherlands
Sybase Nederland B.V.	Netherlands

COMPANY NAME	JURISDICTION OF FORMATION

iAnywhere Solutions B.V.	Netherlands
Christie Partners Holdings C. V.	Netherlands
Extended Systems Benelux	Netherlands
Joe D Partners CV	Netherlands
Sybase (N.Z.) Limited	New Zealand
Sybase Norge AS	Norway
Sybase Philippines Inc.	Philippines
New Era of Networks (Singapore) Ltd.	Singapore
Sybase (Singapore) Pte Ltd.	Singapore
SLI Consulting Pte Ltd.	Singapore
Mobile 365 Pte. Ltd.	Singapore
Micawber 447 (Pty) Ltd trading as Mobile 365	South Africa
Sybase Iberia S.L.	Spain
Mobile 365 S.L.	Spain
Sybase Sverige AB	Sweden
Mobileway Services Scandinavia AB	Sweden
XcelleNet AB	Sweden
Sybase (Schweiz) GmbH	Switzerland
Sybase Taiwan Co., Ltd.	Taiwan
Mobile 365 Pte Ltd., Taiwan Branch	Taiwan
Sybase (Thailand) Limited	Thailand
Sybase International Limited	United Kingdom
Sybase (UK) Limited	United Kingdom
Advanced Systems Limited	United Kingdom
Extended Systems Bristol Limited	United Kingdom
Extended Systems Holding Limited	United Kingdom
Extended Systems Limited	United Kingdom
Oasis Group Pension Trustees Limited	United Kingdom
ISDD Limited	United Kingdom
XcelleNet (UK) Ltd.	United Kingdom
Sybase 365 Ltd.	United Kingdom
Sybase International Holdings Corporation	United States
iAnywhere Solutions, Inc.	United States
Financial Fusion, Inc.	United States
Sybase Global, LLC	United States
Counterpoint Systems Foundry, Inc.	United States
Extended Systems, Incorporated	United States
Extended Systems of Idaho, Incorporated	United States
Extended Systems of U.S. Virgin Islands	United States
Sybase 365, Inc.	United States